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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Dividend Capital Trust Inc.

        We consent to the use of our reports, the first and second which are dated, respectively, May 4, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the Newpoint 1 Distribution Facility and May 19, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the Eastgate Distribution Center filed on Form 8-K/A dated June 2, 2004; the third which is dated July 9, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the Northwest Business Center and Riverport Commerce Center filed on Form 8-K/A dated July 16, 2004; the fourth which is dated August 6, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the Bondesen Business Park, Beltway 8 Business Park and Rittiman Business Park filed on Form 8-K/A dated August 17, 2004; the fifth and sixth which are, respectively, dated August 10, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the Parkwest and Mid-South Logistics distribution facilities and August 18, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the Eagles Landing and South Creek I & II facilities filed on Form 8-K/A dated August 23, 2004; the seventh which is dated December 10, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the RN Portfolio filed on Form 8-K/A dated December 15, 2004; the eighth and ninth which are both dated November 11, 2004, with respect to the statements of revenue and certain expenses for the year ended December 31, 2003 for the Interpark 70 Center and Cypress Park East Distribution Buildings filed on Form 8-K/A dated December 20, 2004; the tenth which is dated November 12, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the Trade Pointe III Bulk Distribution Center filed on Form 8-K/A dated December 20, 2004; the eleventh and twelfth which are both dated December 30, 2004, with respect to the statements of revenue and certain expenses for the year ended December 31, 2003 for the Bayside Distribution Center and Foothills Business Center filed on Form 8-K/A dated January 13, 2004; and the thirteenth which is dated December 29, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the Norcross Facilities filed on Form 8-K/A dated January 13, 2004, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

Ehrhardt Keefe Steiner & Hottman PC

January 21, 2005
Denver, Colorado

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM